UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2014

EPL Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16179	72-1409562
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

919 Milam Street, Suite 1600 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 228-0711

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On June 3, 2014, EPL Oil & Gas, Inc., a Delaware corporation (“EPL”) became an indirect wholly-owned subsidiary of Energy XXI (Bermuda) Limited, an exempted company under the laws of Bermuda (“EXXI”), as a result of the merger of Clyde Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and wholly-owned subsidiary of Energy XXI Gulf Coast, Inc., an indirect wholly owned subsidiary of Energy XXI (“OpCo”), with and into EPL (the “Merger”). The Merger was effected pursuant to an Agreement and Plan of Merger, dated as of March 12, 2014, by and among EXXI, EPL, OpCo and Merger Sub (as amended, the “Merger Agreement”).

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), the issued and outstanding shares of EPL common stock, par value $0.001 per share (“EPL Common Stock”), were converted, in the aggregate, into the right to receive merger consideration (the “Merger Consideration”) consisting of approximately 65% in cash and 35% in shares of common stock of Energy XXI, par value $0.005 per share (“Energy XXI Common Stock”). Each EPL stockholder had the right to elect to receive the following, subject to the proration provisions contained in the Merger Agreement:

(i)	a combination of 0.584 of a share of Energy XXI Common Stock and $25.35 in cash without interest (the “Mixed Election”);

(ii)	$39.00 cash without interest (the “Cash Election”); or

(iii)	1.669 shares of Energy XXI Common Stock (the “Stock Election”).

However, as a result of the Merger Agreement’s proration provisions, the EPL stockholders who timely made a Cash Election will not receive only cash, but will instead receive for each EPL common share a combination of $25.92 in cash (without interest) and 0.5595 of a share of Energy XXI Common Stock. The proration provisions did not result in an adjustment to either the Mixed Election or the Stock Election.

In connection with the Merger, each outstanding restricted share of EPL Common Stock and phantom share of EPL Common Stock fully vested at the Effective Time and was treated as a share of EPL Common Stock for all purposes of the Merger Agreement, including the right to receive the Merger Consideration. At the Effective Time, each stock option to purchase shares of EPL Common Stock was deemed exercised pursuant to a cashless exercise and was converted into the right to receive the cash portion of the Merger Consideration pursuant to the Cash Election, without being subject to proration.

The foregoing description of the Merger Agreement and the Merger is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to EPL’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 12, 2014 and incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Merger, EPL notified the New York Stock Exchange (“NYSE”) on June 3, 2014 that trading in EPL Common Stock should be suspended and the listing of EPL Common Stock on NYSE should be removed. The trading of EPL Common Stock on NYSE will be suspended from trading at 4 p.m. (New York time) on June 3, 2014.

Item 3.03. Material Modifications to Rights of Security Holders.

Pursuant to the Merger Agreement, each outstanding share of EPL Common Stock was converted into the right to receive the Merger Consideration. As of the Effective Time, holders of EPL Common Stock immediately prior to the Effective Time ceased to have any rights as stockholders of EPL (other than the right to receive the Merger Consideration or as otherwise provided by the Merger Agreement or by law).

The information set forth in Items 2.01, 3.01 and 5.01 is incorporated herein by reference.

Item 5.01. Changes in Control.

A change of control of EPL occurred on June 3, 2014, upon the filing of the certificate of merger with the Secretary of State of the State of Delaware, at which time Merger Sub merged with and into EPL. As a result of the Merger, immediately after the Effective Time, OpCo became the holder of all of the issued and outstanding shares of EPL’s capital stock.

The information set forth in Items 2.01 and 3.03 above is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, effective as of the Effective Time, each of EPL’s directors and executive officers voluntarily resigned. Each such director and officer resigned in connection with the Merger and not because of any disagreement with EPL. Pursuant to the terms of the Merger Agreement, from and after the Effective Time, the directors and officers of Merger Sub became the directors and officers of the Company.

Additionally, on May 30, 2014, at a special meeting of the EXXI shareholders, Scott A. Griffiths was elected to serve as a Class II director on the Energy XXI board of directors, effective as of the Effective Time. Mr. Griffiths’ election to the Energy XXI board of directors was a condition to EPL’s obligations under the Merger Agreement. Prior to and until the Effective Time, Mr. Griffiths served on the EPL board of directors.

Item 5.03. Amendment to Certificate of Formation or LLC Agreement; Change in Fiscal Year.

In accordance with the provisions of the Merger Agreement, at the Effective Time, the EPL Certificate of Incorporation was amended and restated as set forth in Exhibit 3.1, and as so amended and restated became the certificate of incorporation of EPL, as the surviving corporation in the Merger (the “Surviving Corporation Certificate of Incorporation”). The EPL Bylaws were amended and restated as set forth in Exhibit 3.2 and, as so amended and restated, became the bylaws of EPL, as the surviving corporation in the Merger (the “Surviving Corporation Bylaws”).

The foregoing disclosures are qualified in their entirety by reference to the amended and restated Certificate of Incorporation and the amended and restated Bylaws of EPL, as the surviving corporation in the Merger, which are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Surviving Corporation Certificate of Incorporation

3.2	Surviving Corporation Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 3, 2014

EPL Oil & Gas, Inc.

By:	/s/ David P. Cedro
David P. Cedro Senior Vice President, Chief Accounting Officer and Corporate Secretary

Exhibit Index

Exhibit No.	Description

3.1	Surviving Corporation Certificate of Incorporation

3.2	Surviving Corporation Bylaws